UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

Silo Pharma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41512	27-3046338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

677 N. Washington Boulevard Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 400-9031

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SILO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2024, Silo Pharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell to such investors 763,638 shares (the “Shares”) of common stock of the Company (the “Common Stock”), at a purchase price of $2.75 per share of Common Stock (the “Offering”). The shares of Common Stock were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-276658), which was declared effective by the Securities and Exchange Commission on January 30, 2024.

Concurrently with the sale of Common Stock, pursuant to the Purchase Agreement in a private placement, for each share of Common Stock purchased by the investors, such investors received from the Company an unregistered warrant (the “Common Warrant”) to purchase one share of Common Stock (the “Common Warrant Shares”). The warrants have an exercise price of $2.75 per share, and are exercisable immediately upon issuance for a five-year period.

The closing of the sales of these securities under the Purchase Agreement took place on July 22, 2024.

The gross proceeds from the offering were approximately $2.1 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The Common Warrants and the Common Warrant Shares were sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On April 23, 2024, the Company entered into an engagement agreement with H.C. Wainwright & Co., LLC, as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a reasonable “best efforts” basis in connection with the Offering. The Company agreed to pay the Placement Agent an aggregate cash fee equal to 7.5% of the gross proceeds from the sale of securities in the Offering and a management fee equal to 1.0% of the gross proceeds raised in the Offering. The Company also agreed to issue the Placement Agent (or its designees) a warrant (the “Placement Agent Warrant”) to purchase up to 7.5% of the aggregate number of shares of Common Stock sold in the offering, or warrants to purchase up to 57,273 shares of Common Stock, at an exercise price equal to 125.0% of the offering price per share of Common Stock, or $3.4375 per share. The Placement Agent Warrant are exercisable immediately upon issuance for a period of five years following the commencement of the sales pursuant to the Offering. In addition, the Company agreed to pay the Placement Agent $25,000 for non-accountable expenses, $50,000 for legal expenses and other out-of-pocket expenses and $15,950 for clearing fees.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions as set forth in the Purchase Agreement, from the date of the Purchase Agreement until fifteen (15) days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. In addition, until the one (1) year from the Closing Date, the Company is prohibited from entering into a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain limited exceptions.

Each of our executive officers and directors have agreed, subject to certain exceptions, not to dispose of or hedge any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of the lock-up agreement continuing through the fifteen (15) days after the closing of this offering.

The Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale of the Common Warrant Shares (the “Resale Registration Statement”) within 45 calendar days of the date of the Purchase Agreement (the “Filing Date”), and to use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC within 75 calendar days following the date of the Filing Date and to keep the Resale Registration Statement effective at all times until the Holders no longer own any Common Warrants or Common Warrant Shares.

The foregoing descriptions of the Warrant, Placement Agent Warrant and Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the form of Warrant, form of Placement Agent Warrant, and form of Purchase Agreement, copies of which are filed as Exhibits 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The legal opinion and consent of Sheppard, Mullin, Richter & Hampton LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Warrants and the Placement Agent Warrants and the shares issuable upon exercise of the Warrants and Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

Item 8.01 Other Events.

On July 19, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On July 22, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1*	Form of Securities Purchase Agreement
10.2	Form of Lock-Up Agreement
99.1	Press release of Silo Pharma, Inc. dated July 19, 2024
99.2	Press release of Silo Pharma, Inc. dated July 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: July 22, 2024	By:	/s/ Eric Weisblum
Eric Weisblum
Chief Executive Officer